Exhibit 1.1

WellPoint, Inc.

(an Indiana corporation)

7,000,000 Shares of Common Stock

Dated September 18, 2006

i

(l) No Objection	19
(m) Additional Documents	19
(n) Termination of the Agreement	19

SECTION 6. Indemnification	20

(a) Indemnification of the Underwriters and the Note Issuer	20
(b) Indemnification of the Company, Its Directors and Officers and the Selling Stockholder	20
(c) Notifications and Other Indemnification Procedures	21
(d) Settlements	21

SECTION 7. Contribution	22

SECTION 8. Representations, Warranties and Agreements to Survive Delivery	23

SECTION 9. Termination	23

(a) Underwriting Agreement	23
(b) Liabilities	23

SECTION 10. Default by One or More of the Underwriters	24

SECTION 11. Notices	24

SECTION 12. Parties	24

SECTION 13. Governing Law and Time	25

SECTION 14. Effect of Headings	25

SECTION 15. Counterparts	25

SECTION 16. No Advisory or Fiduciary Responsibility	25

Exhibit A – Opinion of Indiana Counsel and General Counsel of Company	A-1
Exhibit B – Form of Opinion of Company’s Counsel	B-1
Exhibit C – Form of Opinion of Counsel for the Selling Stockholder	C-1

ii

WellPoint, Inc.

(an Indiana corporation)

7,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

September 18, 2006

GOLDMAN, SACHS & CO.

One New York Plaza, 42nd Floor

New York, New York 10004

J.P. MORGAN SECURITIES INC.

277 Park Avenue

New York, New York 10172

As Representatives of the

    several Underwriters named

    in Schedule 1 hereto

Ladies and Gentlemen:

The New York Public Asset Fund (the “Selling Stockholder”), a stockholder of WellPoint, Inc., an Indiana corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co. and JP Morgan Securities, Inc. are acting as Representatives (the “Representatives”), an aggregate of 7,000,000 shares (the “Shares”) of common stock, par value $.01 per share (“Stock”), of the Company. The proceeds from the sale of the Shares will be used by the Selling Stockholder to purchase from JPMorgan Chase Bank, N.A. (London Branch) (“JP Morgan”) $491,082,656 aggregate principal amount of its Senior 90% Protected Principal Notes linked to the common stock of WellPoint, Inc. due March 31, 2007, and $491,082,656 aggregate principal amount of its Senior 90% Protected Principal Notes linked to the common stock of WellPoint, Inc. due September 30, 2007 (the “Notes”). Simultaneously with the purchase of the Notes, JP Morgan Securities Inc. acting as agent for one of its affiliates (the “JP Morgan Stock Purchaser”) is purchasing 5,903,226 shares of Stock from the Selling Stockholder (the “Hedge Shares”).

The Company acknowledges that it will receive certain benefits as a result of the transactions contemplated hereby. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-130736), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, (the “1933 Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the Initial Sale Time (as defined below). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The Notes are being offered by the Note Issuers to the Selling Stockholder by means of an offering memorandum dated the date hereof (the “Offering Memorandum”) and the Prospectus; provided that the Prospectus is being provided to the Selling Stockholder only as a matter of convenience and is not a part of, or otherwise incorporated by reference in, the Note Offering Memorandum.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, after the Initial Sale Time. As used herein, “Initial Sale Time” means 6:00 p.m. (Eastern Standard Time) on September 18, 2006.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriters, as of the date hereof, as of the Initial Sale Time and at the Time of Delivery (as defined herein) (in each case, a “Representation Date”), as follows:

(1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Time of Delivery, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act of 1939, as amended, and (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.

Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(2) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, as amended or supplemented immediately prior to the Initial Sale Time (the “Marketing Preliminary Prospectus”), (ii) the issuer free writing prospectuses as defined in Rule 433 of the 1933 Act (each, an “Issuer Free Writing Prospectus”), if any, and other information, if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Selling Stockholder or any Underwriter through the Representatives specifically for use therein.

(3) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (the “Incorporated Documents”) (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Time of Delivery, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4) Company Is Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that initially became effective within three years of the Initial Sale Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(5) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Shares that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act).

(6) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date of which the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Selling Stockholder or any Underwriter through the Representatives specifically for use therein.

(7) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Time of Delivery and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares, other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or the Registration Statement.

(8) Independent Accountants. The independent registered public accounting firm who audited the consolidated financial statements and schedule included in the Registration Statement, the Preliminary Prospectus and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(9) Financial Statements. The consolidated financial statements and schedule of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries in conformity with U.S. generally accepted accounting principles (“GAAP”) at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved except for any normal year-end adjustments and except as described therein. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and in the opinion of the Company the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein were based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made.

(10) No Material Adverse Change in Business. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and there has not been any: (i) material addition, or development involving a prospective material addition, to the Company’s or any of its subsidiaries’ liability for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) material decrease in the surplus of the Company’s Insurance or Healthcare Subsidiaries (as defined in clause 18 below) or material change in the capital stock or other ownership interest of the Company or any of its subsidiaries or any material increase in the long-term debt of the Company and its subsidiaries, considered as a whole or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, reserves, surplus, equity or results of operations (in each case considered either on a statutory accounting or GAAP basis, as applicable) of the Company and its subsidiaries considered as a whole (“Material Adverse Effect”).

(11) Incorporation and Good Standing of the Company and its Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; the Company has been duly qualified as a foreign corporation for the transaction of business, to the extent such concept is applicable, and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction; and each of the Material Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation, limited liability company or partnership, as applicable, and, to the extent such concept is applicable, is in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and each Material Subsidiary is duly qualified to do business as a foreign corporation, limited liability company or partnership, as applicable, for the transaction of business and, to the extent such concept is applicable, is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction. For purposes of this Agreement, “Material Subsidiary” means, at any time any subsidiary which, together with its subsidiaries, has either assets or revenues from operations that exceed 10% of the combined assets or combined revenues from operations, respectively, of the Company and its subsidiaries taken as a whole.

(12) Capitalization. The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares) and each of its Material Subsidiaries have been duly authorized and issued and are fully paid and non-assessable and, except as described in the Disclosure Package and the Prospectus, all of the shares of capital stock of the Material Subsidiaries are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

(13) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(14) Description of the Shares. The Shares conform to the description of Stock contained in the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus.

(15) Absence of Defaults and Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, license, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-Laws or similar organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, in each case the effect of which (other than a violation of the Articles of Incorporation or By-Laws or similar organizational documents of the Company or any of its Material Subsidiaries) individually or in the aggregate, would be either to affect the validity of the Shares, their issuance or to affect adversely the consummation of the transactions contemplated by this Agreement, or to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been, or will have been, prior to the Time of Delivery (as defined herein), obtained under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as, may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. Neither the Company nor any of its subsidiaries is (i) in violation of any of its Articles of Incorporation or By-Laws or other organizational instruments, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, license, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), where such default could not reasonably be expected to have a Material Adverse Effect.

(16) Absence of Proceedings. Other than as described or contemplated in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(17) Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(18) Possession of Licenses and Permits. Each of the Company’s subsidiaries that is required to be organized or licensed as an insurance, healthcare, HMO or health care management company or holding company in respect thereof in its jurisdiction of incorporation (each, an “Insurance or Healthcare Subsidiary”) is duly organized and licensed as such in its respective jurisdiction of incorporation and is duly licensed or authorized as such in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, except where the failure to be so licensed or authorized could not reasonably be expected to have a Material Adverse Effect; except as otherwise described in the Disclosure Package and the Prospectus, each Insurance or Healthcare Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications of and from all insurance or healthcare related regulatory authorities and from the Blue Cross Blue Shield Association (“BCBSA”) to conduct its business (collectively, the “Approvals”), except where the failure to have such Approvals could not reasonably be expected to have a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; each Insurance or Healthcare Subsidiary is in compliance in all material respects with all license agreements with BCBSA currently in effect (each, a “BCBS License”) that it is a party to; and, to the knowledge of the Company, no insurance or healthcare related regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance or Healthcare Subsidiary to its parent, except as described in the Disclosure Package and the Prospectus.

(19) Absence of Further Requirements. Each of the Company and each of its subsidiaries has made all filings, registrations and declarations (collectively, the “Filings”) with all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals and the BCBSA, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Disclosure Package and the Prospectus, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; each of the Company and each of its subsidiaries is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations and the BCBSA, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any Approval or otherwise impose any limitation on the conduct of the business of the Company or any of its subsidiaries, which in either case could reasonably be expected to have a Material Adverse Effect, except as described in the Disclosure Package and the Prospectus.

(20) Sarbanes-Oxley Act. The Company is, to its knowledge, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

(21) Title to Property. Each of the Company and each of its subsidiaries have good title to, or valid leasehold interests in, all its real and personal property material to its business, except for such defects in title that could not reasonably be expected to have a Material Adverse Effect.

(22) 1940 Act. Neither the Company nor any of its subsidiaries is an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), and the rules and regulations thereunder.

(23) Internal Controls and Procedures. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(24) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(25) Officers’ Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at the Time of Delivery.

(b) Representations and Warranties by the Selling Stockholder. The Selling Stockholder represents and warrants to the Underwriters, as of each Representation Date, and agrees with the Underwriters, that:

(1) Title to Shares to be Sold; All Authorizations Obtained. Such Selling Stockholder has a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to, and has good and valid beneficial ownership of, all of the Shares to be sold by such Selling Stockholder maintained in a securities account on the books of Computershare Limited, as transfer agent for the Company, free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement, and assuming that the Underwriters acquire their interest in the Shares they have purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the crediting of such Shares to the securities account of the Underwriters maintained with the Depositary Trust Company and payment therefor by the Underwriters, as provided herein, the Underwriters will have acquired a security entitlement to such Shares, and no action based on any adverse claim may be asserted against the Underwriters with respect to such security entitlement.

(2) Power and Authority. The Selling Stockholder has the requisite power under Chapter One of the New York Laws of 2002, specifically Section 4301(j) and Section 7317 of the New York Insurance Law (the “Conversion Legislation”) and its bylaws to enter into this Agreement and any closing certificate required by this Agreement, and to sell, assign, transfer and deliver the Shares to be delivered by the Selling Stockholder at the Time of Delivery hereunder.

(3) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(4) Absence of Conflicts. Neither the execution, delivery and performance of this Agreement, the sale of the Shares being sold by the Selling Stockholder nor the consummation of any other of the transactions contemplated herein or the fulfillment of the terms hereof, will conflict with, result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provision of the by-laws or any other organizational documents of the Selling Stockholder, nor will it conflict with, result in a material breach or violation of, or constitute a material default under the terms of any agreement or instrument to which the Selling Stockholder is a party or bound (or to which any of its property or assets is subject) or any law, or any judgment, order or decree applicable to the Selling Stockholder.

(5) No Preemptive or other Similar Rights. The Selling Stockholder does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares; and the Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Disclosure Package and the Prospectus.

(6) No Finders’ Fees. Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(7) No Approvals, Orders, Consents, etc.. Except as described in the Disclosure Package and the Prospectus, all approvals, orders, consents, authorizations, licenses, certificates, permits, filings, registrations, declarations and qualifications of or with any court, insurance regulatory agency or governmental agency or body required to be made or obtained by the Selling Stockholder in connection with the execution, delivery and performance by the Selling Stockholder of this Agreement and the consummation of the transactions contemplated herein have been made or obtained by the Selling Stockholder, and all such approvals, orders, consents, authorizations, licenses, certificates, permits, filings, registrations, declarations and qualifications are in full force and effect.

(8) No Consent of The Comptroller. The Selling Stockholder is not required to obtain the consent of The Comptroller of the State of New York to the Selling Stockholder’s execution, delivery or performance of this Agreement.

(9) No Stabilization or Manipulation. The Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the 1934 Act or the 1934 Act Regulations, or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(10) Absence of Further Requirements. No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required to be made or obtained by the Selling Stockholder in connection with the sale of the Shares or the consummation by the Selling Stockholder of the transactions contemplated hereby, other than registration of the offer and sale of the Shares under the 1933 Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD.

(11) Absence of Proceedings. Except as described in the Disclosure Package and the Prospectus, there are no private or governmental actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Selling Stockholder, threatened to which the Selling Stockholder or any of its respective officers is a party or of which any of its properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which would reasonably be expected to prevent consummation of the transactions contemplated hereby in the manner contemplated hereby, including the offer and sale of the Shares at the Time of Delivery hereunder.

(12) 1940 Act. The Selling Stockholder is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the 1940 Act and the rules and regulations thereunder.

(13) Disclosure Made by Such Selling Stockholder. The information (a) in the first paragraph under the heading “Risk Factor Relating to This Offering” on page S-1 of the Marketing Preliminary Prospectus and on page S-1 of the Prospectus; (b) in the first paragraph under the heading “Use of Proceeds and Hedging” on page S-5 of the Marketing Preliminary Prospectus and on page S-5 of the Prospectus; (c) under the heading “Selling Stockholder” on page S-6 of the Marketing Preliminary Prospectus and on page S-6 of the Prospectus; and (d) in the first three sentences of the fifth full paragraph on page S-10 of the Marketing Preliminary Prospectus and on page S-10 of the Prospectus is true and correct in all material respects.

(14) Compliance with Tax Laws. In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(15) Lock-up Agreement. The lock-up agreement (the “Lock-up Agreement”) dated the date hereof among the Selling Stockholder, the Underwriters and certain of their affiliates has been duly authorized, executed and delivered by the Selling Stockholder and constitutes a valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms.

(16) Certificates. Any certificate signed by or on behalf of the Selling Stockholder and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at the Time of Delivery.

SECTION 2. Purchase, Sale and Delivery of the Shares.

(a) The Shares. Subject to the terms and conditions herein set forth, (i) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $74.9522, the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto.

(b) Public Offering of the Shares. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

(c) Payment for the Shares. The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to the Representatives for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be 9:30 a.m., New York time, on September 22, 2006 or such other time and date as the Representatives and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”

The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 5 hereof, will be delivered at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022-6069 (the “Closing Location”), and the Shares will be delivered, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 2, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

The Selling Stockholder further acknowledges and agrees that payment by the Underwriters of the purchase price set forth in paragraph (a) of this Section 2 in accordance with the instructions set forth in this Section 2, including without limitation payment into the account of The Comptroller of the State of New York, constitutes full payment to the Selling Stockholder for the Shares.

SECTION 3. Covenants of the Company. The Company covenants with the Representatives and with each Underwriter participating in the offering of Shares, as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the 1933 Act Regulations, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period (defined below), (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. During such period beginning on the date hereof and ending on the later of the Time of Delivery or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of Shares by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), or any amendment, supplement or revision to the Disclosure Package or the

Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter and the Note Issuers, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request and one copy of the Prospectus to the Note Issuers. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters and the Note Issuers will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) and 3(j) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Representatives and counsel to the Underwriters, to qualify the Shares for offering and sale under the applicable state securities or blue sky laws as the Representatives may reasonably designate and in such other jurisdictions as the Company and the Representatives may mutually agree and to maintain such qualifications in effect for so long as required for distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Shares.

(g) [Reserved.]

(h) Reporting Requirements. During the Prospectus Delivery Period, the Company shall file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(i) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I hereto. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only information describing the terms of the offering and that is included in the Prospectus; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the 1933 Act Regulations a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(j) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration

Statement, any of the Shares remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(k) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(l) Resale of Hedge Shares. Upon delivery to the Company of an opinion of counsel substantially in the form of Exhibit D hereto, along with the attached certificates in agreed form, the Company shall take all actions necessary to promptly cause the transfer of the Hedge Shares to the JP Morgan Stock Purchaser without restrictive legends in a manner to permit regular way settlement of the sale of the Hedge Shares.

SECTION 4. Payment of Expenses.

(a) Expenses. The Selling Stockholder will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the Shares, any certificates for the Shares, as applicable, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and expenses of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and expenses of the Trustee and its counsel, (v) the fees and expenses of counsel and other advisors to the Selling Stockholder, (vi) the qualification of the Shares under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky and Legal Investment Survey, and any amendment thereto, (vii) the printing and delivery to the Underwriters and the Note Issuers of copies of each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto, (viii) the fees and expenses incurred with respect to the listing of the Shares, if applicable, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Shares.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(iii) hereof, the Selling Stockholder shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, that the aggregate amount of any such reimbursement by the Selling Stockholder shall not exceed $100,000 plus all registration fees, if any, advanced by the Underwriters to the Securities and Exchange Commission on behalf of the Selling Stockholder. Except as provided in this Section 4, Section 5, Section 6, Section 7 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Representatives to purchase and pay for the Shares as provided herein at the Time of Delivery shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder set forth in Sections 1(a) and 1(b) hereof, respectively, as of each Representation Date as though then made, to the timely performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A). The required Commission filing fees relating to the Shares shall have been paid within the time required by Rule 456(b)(1) of the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act.

(b) Opinion of Indiana Counsel for Company. At the Time of Delivery, the Representatives shall have received the favorable opinion, dated as of the Time of Delivery, of

Baker & Daniels, Indiana Counsel of the Company, and Angela Braly, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, which opinions shall together be to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Company. At the Time of Delivery, the Representatives shall have received the favorable opinion, dated as of the Time of Delivery, of White & Case LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Counsel for Underwriters. At the Time of Delivery, the Representatives shall have received an opinion, dated as of the Time of Delivery, of Shearman & Sterling LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(e) Opinions of Counsel for the Selling Stockholder. At the Time of Delivery, the Representatives shall have received the favorable opinions, dated as of the Time of Delivery, of (i) Manatt, Phelps & Phillips, LLP, general counsel to the Selling Stockholder and (ii) Willkie Farr & Gallagher LLP, securities counsel for the Selling Stockholder, substantially in the form of Exhibits C-1 and C-2.

(f) Officers’ Certificate. At the Time of Delivery, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Time of Delivery, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Time of Delivery, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission.

(g) Selling Stockholder’s Certificate. At the Time of Delivery, the Representatives shall have received a certificate executed by Jonathan Ballan, Chairman of The New York Public Asset Fund, on behalf of the Selling Stockholder, dated as of the Time of Delivery, to the effect that:

(i) the representations, warranties and covenants of the Selling Stockholder set forth in Section 1(b) of this Agreement are true and correct with the same force and effect as though expressly made by the Selling Stockholder on and as of the Time of Delivery; and

(ii) the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Delivery.

(h) Accountant’s Comfort Letter. At the Execution Time, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(i) Bring-down Comfort Letter. At the Time of Delivery, the Representatives shall have received from Ernst & Young LLP a letter dated as of the Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery.

(j) No Material Adverse Effect or Ratings Agency Change. Since the Initial Sale Time and prior to the Time of Delivery: (i) there shall not have occurred any Material Adverse Effect that in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Disclosure Package and the Prospectus and (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review with possible negative implications, in the rating accorded any debt securities of the Company or any of its subsidiaries or the financial strength or claims paying ability of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act Regulations.

(k) Approval of Listing. At the Time of Delivery, the Shares shall have been duly listed, subject only to official notice of issuance, on the New York Stock Exchange.

(l) No Objection. If the Registration Statement or an offering of Shares has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m) Simultaneous Closings. At the Time of Delivery, the sales of the Notes and of the Hedge Shares as contemplated in the Disclosure Package shall have been consummated.

(n) Additional Documents. At the Time of Delivery, the Company and the Selling Stockholder shall have furnished counsel for the Underwriters with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(o) Termination of the Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 4, 6, 7 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the 1933 Act and the 1934 Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, such directors, officers, employees or agents or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the 1933 Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or any “Issuer Information” filed, or required to be filed, pursuant to Rule 433(d) under the 1933 Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder or the Representatives, in each case, expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, Its Directors and Officers and the Selling Stockholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, and the Selling Stockholder against any loss, claim, damage, liability or expense, as incurred, to which the Company, any such director, officer or controlling person or the Selling Stockholder may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, any such director, officer or controlling person or the Selling Stockholder for any legal and other expense reasonably incurred by the Company, any such director, officer or controlling person or the Selling Stockholder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above.

(d) Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by Section 6(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 7. Contribution. If the indemnification provided for in Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) of Section 6 in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 6(c), then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of such Shares as set forth on such cover. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act and each broker-dealer affiliate of any Underwriter, and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, of any of its subsidiaries submitted pursuant hereto and of the Selling Stockholder shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, by or on behalf of the Company or by or on behalf of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

SECTION 9. Termination.

(a) Underwriting Agreement. Prior to the Time of Delivery, the Representatives may terminate this Agreement by notice given to the Company and the Selling Stockholder if at any time there shall have occurred any of the following: (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market; (iii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iv) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, if the effect of any such event specified in this clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Disclosure Package or the Prospectus.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 4, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If, at the Time of Delivery, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder, and the aggregate principal amount of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of Shares set forth opposite their respective names on Schedule I hereto bears to the aggregate principal amount of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, at the Time of Delivery, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate principal amount of Shares with respect to which such default occurs exceeds 10% of the aggregate principal amount of Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Selling Stockholder and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 7, Section 8, Section 9 and Section 13 shall at all times be effective and shall survive such termination. In any such case either the Representatives, the Selling Stockholder or the Company shall have the right to postpone the Time of Delivery, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties as follows: notices to the Underwriters shall be directed to the Representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, attention of Registration Department; notices to the Company shall be directed to it at 120 Monument Circle, Indianapolis, IN 46204, attention of General Counsel, with a copy to White & Case, 1155 Avenue of the Americas, New York, New York 10036, attention of Kevin Keogh; and notices to the Selling Stockholder should be directed to it at c/o David Oakley, Manatt, Phelps & Phillips, LLP, 30 South Pearl Street, 12th Floor, Albany, New York 12207, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019-5099, attention of Serge Benchetrit.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholder and the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling

Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

SECTION 16. No Advisory or Fiduciary Responsibility. The Company and the Selling Stockholder acknowledge and agree that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the several Underwriters, on the other hand, and the Company and the Selling Stockholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees, the Selling Stockholder or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Stockholder and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory, tax or financial advice with respect to the offering contemplated hereby and the Company and the Selling Stockholder consulted their own legal, accounting, regulatory, tax and financial advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholder may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Representatives, the Company and the Selling Stockholder in accordance with its terms.

Very truly yours,

WELLPOINT, INC.

By:	/s/ Angela F. Braly
Name:	Angela F. Braly
Title:	Executive Vice President, General Counsel and Chief Public Affairs Officer

THE NEW YORK PUBLIC ASSET FUND

By:	/s/ Jonathan A. Ballan
Name:	Jonathan A. Ballan
Title:	Chairman

CONFIRMED AND ACCEPTED,
as of the date first above written:

GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
as Representatives of the several Underwriters
named in the attached Schedule I

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
Authorized Signatory

J.P. Morgan Securities Inc.

By:	/s/ J.P. Morgan Securities Inc.
Authorized Signatory

SCHEDULE I

Underwriters	Number of Shares to be Purchased
Goldman, Sachs & Co.	3,500,000
J.P. Morgan Securities Inc.	3,500,000
Total	7,000,000

ANNEX I

Public offering price – per share / total: $77.50/$542,500,000

Underwriting discounts and commissions – per share / total: $2.5478/$17,834,687.50

Proceeds to selling stockholder, before expenses – per share / total: $74.9522/$524,665,312.50

Maturity of, and number of shares relating to, each series of equity-linked notes issued to the selling stockholder: 6.5 months/6,336,550 shares; 12.5 months/6,336,550 shares

Number of shares of common stock sold by the selling stockholder in the private sale: 5,903,226

Exhibit A

Opinion of Indiana Counsel and General Counsel to be delivered pursuant to Section 5 of this Agreement

1. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

2. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with the corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus;

3. The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares) have been duly authorized and validly issued and are fully paid and nonassessable;

4. Each Material Subsidiary of the Company has been duly organized and is validly existing as a corporation, partnership or limited liability company, as applicable, and, to the extent such concept is applicable, is in good standing under the laws of its jurisdiction of organization; and all issued shares of capital stock or other ownership interests of each such Material Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and (except as described in the Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of facts upon certificates of officers of the Company or its subsidiaries; provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

5. Each of the Company and each of its Material Subsidiaries has been duly qualified as a foreign corporation, partnership or limited liability company, as applicable, for the transaction of business and, to the extent such concept is applicable, is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction;

6. Each Insurance or Healthcare Subsidiary is duly organized and licensed as an insurance, healthcare, HMO or health care management company or holding company in respect thereof in its jurisdiction of incorporation, and is duly licensed or authorized as such in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to be so licensed or authorized could not reasonably be expected to have a Material Adverse Effect; except as otherwise described in the Disclosure Package and the Prospectus, each Insurance or Healthcare Subsidiary has all other Approvals of and from all insurance or healthcare related regulatory authorities to conduct its business, except where the failure to have such Approvals could not reasonably be expected to have a Material Adverse Effect; to such counsel’s knowledge, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to such counsel’s knowledge, no insurance or healthcare related regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance or Healthcare Subsidiary to its parent, except as described in the Disclosure Package and the Prospectus;

7. Each of the Company, and each of its Material Subsidiaries has made all Filings with all insurance regulatory authorities, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Disclosure Package and the Prospectus, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; to such counsel’s knowledge, neither the Company nor any of its Material Subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any such subsidiary, which in either case could reasonably be expected to have a Material Adverse Effect, except as described in the Disclosure Package and the Prospectus;

8. To such counsel’s knowledge, there is no legal or governmental proceeding pending or currently being threatened challenging the offering of the Shares by the Underwriters;

9. No consent, approval, authorization or order of, or filing with, any governmental or regulatory authority or agency or body or any court is required for the Company’s execution, delivery and performance of the Underwriting Agreement, or consummation by the Company of the transactions contemplated thereby except such as have been described in the Disclosure Package and the Prospectus or obtained and made by the Company and are in full force and effect under the 1933 Act and such as may be required under state securities or Blue Sky laws;

10. The entry into and compliance by the Company with all provisions of the Underwriting Agreement and the consummation by the Company of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, license, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or which affects the validity, performance or consummation of the transactions contemplated by the Underwriting Agreement nor will such action result in any violation of the provisions of (x) the Articles of Incorporation or the By-Laws or similar organizational documents, as amended, of the Company or any of its subsidiaries or (y) to such counsel’s knowledge, any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, in each case the effect of which (other than a violation of the Articles of Incorporation or the By-Laws or similar organizational documents of the Company), individually or in the aggregate, would be either to adversely affect the validity or performance of, or consummation of the transactions contemplated by, the Underwriting Agreement or to have a Material Adverse Effect;

11. Neither the Company nor any of its subsidiaries is (A) in violation of its articles of incorporation or by-laws or similar organizational document or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, license, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), where such default could not reasonably be expected to have a Material Adverse Effect;

12. Each of the Company and its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for such defects in title that could not reasonably be expected to have a Material Adverse Effect; and

13. The information in the Registration Statement under Item 15, insofar as it purports to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects.

Nothing has come to my attention that would lead me to believe that (i) the Registration Statement or any post-effective amendment thereto (except for financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom and for the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”), as to which I make no statement), at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Company’s Annual Report on Form 10-K with the Commission) became effective or at the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Disclosure Package (except for financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I make no statement), at the Initial Sale Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus or any amendment or supplement thereto (except for financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I make no statement), as of the date of the Prospectus, as of the date of any such amended or supplemented prospectus or at the Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the laws of the State of Indiana and the federal laws of the United States.

Exhibit B

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(c)

1. The Shares being sold pursuant to the Underwriting Agreement conform to the description thereof contained in the Disclosure Package and the Prospectus.

2. To such counsel’s knowledge, no consent, approval, authorization or order of, or filing with any governmental or regulatory authority or agency or body or any court is required for the execution, delivery and performance by the Company of the Underwriting Agreement or the consummation by the Company of any of the transactions contemplated thereby, except such as have been described in the Disclosure Package and the Prospectus or obtained and made by the Company and are in full force and effect under the 1933 Act and such as may be required under state securities or Blue Sky laws.

3. The execution, delivery and performance by the Company of its obligations under the Underwriting Agreement will not result in any violation of the provisions of (A) the Articles of Incorporation or By-Laws or similar organizational documents, as amended, of the Company, (B) any obligation, agreement, covenant or condition contained in any indenture, license, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or (C) any Federal statute or the laws of the State of New York or any rule or regulation known to such counsel of any New York or federal governmental or regulatory agency or body having jurisdiction over the Company’s properties, which, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement, except, in the case of clauses (B) and (C), as would not, individually or in the aggregate, adversely affect the validity of the Shares, their issuance, or performance or consummation of the transactions contemplated by this Agreement or have a Material Adverse Effect.

4. The Company is not an “investment company,” as such term is defined in the 1940 Act.

5. To such counsel’s knowledge, other than as described or contemplated in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

6. The Registration Statement became effective under the 1933 Act upon its filing with the Commission. Any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). No stop order suspending the effectiveness of the Registration Statement (or such

Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or, to the best of our knowledge, threatened by the Commission and the Company has not, to the best of our knowledge, received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration form for the Registration Statement.

In the course of the preparation by the Company of the Registration Statement and the Prospectus (other than the Incorporated Documents), we have had conferences with certain officers of the Company and with you and your counsel. We did not participate in the preparation of the Incorporated Documents or review all of them prior to their being filed with the Commission under the 1934 Act, but we did review them in connection with our participation in the preparation of the Prospectus. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent stated in paragraph (2) above), and our judgments as to materiality are, to the extent we deem appropriate, based in part upon the views of appropriate officers and other representatives of the Company. In passing upon the form of the Registration Statement and the Prospectus, we necessarily have assumed the accuracy and completeness of the information included or incorporated by reference therein by the Company.

Based upon our participation in the preparation of the Registration Statement and the Prospectus (other than the Incorporated Documents) and our review and discussion of the contents thereof, but without independent check or verification except as otherwise specified above, (i) in our opinion the Registration Statement, as of its effective date, and the Prospectus, as of the date thereof (except in each case for the financial statements and schedules and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion and other than the Trustee’s Statement of Eligibility on Form T-1), appear on their face to comply as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the rules and regulations of the Commission thereunder; (ii) in our opinion the Incorporated Documents, (except in each case for the financial statements and schedules and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion) when they were filed with the Commission appear on their face to have complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder; and (iii) nothing has come to our attention which causes us to believe that (A) the Registration Statement, at the time of filing of the Company’s most recent Annual Report on Form 10-K with the Commission or at the Initial Sale Time, or the Prospectus, as of the date of the Prospectus or at the Time of Delivery (except in each case for the financial statements and schedules and other financial data contained or incorporated by reference therein or omitted therefrom as to which we express no belief and other than the Trustee’s Statement of Eligibility on Form T-1), contained or contains, as the case may be, any untrue statement of a material fact or omitted therefrom to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, or (B) the Disclosure Package (except for the financial statements and schedules and other financial data contained or incorporated by reference therein or omitted therefrom as to which we express no belief and other than the Trustee’s Statement of Eligibility on Form T-1), at the Initial Sale Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit C-1

FORM OF OPINION OF MANATT, PHELPS & PHILLIPS, LLP

TO BE DELIVERED PURSUANT TO SECTION 5(e)

Dear Ladies and Gentlemen:

We have acted as counsel to The New York Public Asset Fund, established under Sections 4301(j) and 7317(e) of the New York Insurance Law (the “Fund”), in connection with the sale by the Fund to JP Morgan Securities, Inc. (“JPMSI”) and Goldman, Sachs & Co. (“Goldman” and together with JPMSI, the “Underwriters”) of an aggregate of 7,000,000 shares of common stock of WellPoint Inc. (“WellPoint”), par value $0.01 per share (the “Offered Securities”) pursuant to the terms of the Underwriting Agreement (the “Underwriting Agreement”), dated as of September 18, 2006, by and among WellPoint, the Fund, JPMSI and Goldman. This opinion is delivered pursuant to Section 5(e) of the Underwriting Agreement. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

In connection with the rendering of this opinion, we have examined originals or copies of the following documents, records and instruments:

1. Sections 4301(j) and 7317(e) of the New York Insurance Law as in effect on the date hereof.

2. A copy of the bylaws of the Fund in effect on the date hereof (the “Bylaws”), as certified by the Chairman of the Board of the Fund (the “Chairman”).

3. The Underwriting Agreement.

4. Resolutions adopted at a meeting of the Board of the Fund held on July 27, 2006, as certified by Chairman.

5. A certificate as to factual matters relating to the Fund signed by the Chairman dated as of the date hereof (the “Fund Certificate”).

6. Such other documents and records as we have deemed necessary to render this opinion.

In rendering this opinion we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with the original documents, certificates and instruments of all documents, certificates and instruments submitted to us as copies and the legal capacity to sign of all individuals executing documents. We have assumed that the transactions contemplated by the Underwriting Agreement are being consummated in accordance with the terms thereof as of the date hereof.

As to certain questions of fact relevant to our opinions, we have assumed, with your permission, the accuracy and completeness of the representations made in the Underwriting Agreement and the Fund Certificate. The phrases “to our knowledge,” “to the best of our knowledge,” “known to us” and the like mean to the current actual knowledge of the attorneys of this firm who have participated in the negotiation and closing of the transactions contemplated by the Underwriting Agreement and who devoted substantive attention to such matters. Where matters are stated to be “to our knowledge,” “to the best of our knowledge,” “known to us” or the like, our investigations consisted only of a review of the Underwriting Agreement and an inquiry of responsible members of the Board of the Fund, the results of which are reflected in the Fund Certificate. We have not made any investigation of other attorneys of this firm, of our files or as to the facts underlying the matters covered by the Fund Certificate or the Underwriting Agreement, and we have not undertaken to search the records of any court or governmental agency. No opinion is given herein under federal or state securities, antitrust, environmental, zoning or land use laws, under the law of fiduciary duty, or under any laws, rules, regulations or requirements of any municipality, county, subdivision or local authority.

The concept of “threatened litigation” herein shall have the same meaning as the term “overtly threatened litigation” used in The American Bar Association Statement of Policy on Lawyers’ Responses to Auditors’ Requests for Information dated January 15, 1976, i.e., “overtly threatened litigation means that a potential claimant has manifested to the client an awareness of and a present intention to assert a possible claim or assessment unless the likelihood of litigation (or of settlement when litigation would normally be avoided) is considered remote.”

We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York. We express no opinion as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Based upon and subject to the foregoing, and in reliance upon such assumptions, we are of the opinion that:

(i) The Underwriting Agreement has been duly authorized, executed and delivered by the Fund and the Fund has the requisite power pursuant to Section 4301(j) and Section 7317 of the New York Insurance Law (the “Conversion Legislation”) and the Bylaws to enter into the Underwriting Agreement.

(ii) No consent, approval, authorization or order of, or filing or registration with, any New York court, insurance regulatory agency or other governmental agency or body is required to be obtained or made by the Fund for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the Offered Securities to be sold by the Fund thereunder, except as have been obtained under the 1933 Act and such as may be required under the state securities or Blue Sky laws in connection with the purchase and distribution of such Offered Securities by the Underwriters (as to all such exceptions we express no opinion).

(iii) To our knowledge, based solely on the Fund Certificate and as described in the Disclosure Package and the Prospectus, there are no private or governmental actions, suits, claims, investigations or proceedings pending or threatened to which the

Fund is a party, or before any federal, New York governmental or regulatory commission, board, body, authority or agency which would reasonably be expected to prevent the consummation of the transactions contemplated by the Underwriting Agreement in the manner contemplated thereby, including the offer and sale of the Offered Securities at the Time of Delivery.

The opinions expressed herein are solely for the benefit of JPMSI and Goldman in connection with the matters set forth above, and may not be relied upon by or disseminated to any other party without our express prior written consent. This opinion speaks as of the date hereof, and we undertake no duty or obligation to update this opinion to take account of facts or circumstances or any changes in applicable law occurring after the date hereof.

Very truly yours,

Exhibit C-2

FORM OF OPINION OF WILLKIE FARR & GALLAGHER LLP

TO BE DELIVERED PURSUANT TO SECTION 5(e)

Ladies and Gentlemen:

We have acted as special counsel to The New York Public Asset Fund, established by Section 7317 of the New York Insurance Law (the “Fund”), in connection with (i) the sale by the Fund to the Underwriters (the “Underwriters”) named in Schedule I of the Underwriting Agreement (the “Underwriting Agreement”), dated September 18, 2006, among the Fund, WellPoint Inc., an Indiana corporation (the “Company”), Goldman, Sachs & Co. (“GS&Co.”) and JP Morgan Securities, Inc. (“JPMSI”), as Representatives of the Underwriters (the “Representatives”) of an aggregate of 7,000,000 shares (the “Shares”) of common stock, par value $.01 per share of the Company and (ii) the Lock-Up Agreement (the “Lock-Up Agreement”) by and among the Fund, GS&Co., JPMSI and JPMorgan Chase Bank, National Association (London Branch). This opinion letter is being delivered to you pursuant to Section 5(e) of the Underwriting Agreement. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Underwriting Agreement.

In connection with this opinion letter, we have examined (a) the Registration Statement on Form S-3 (File No. 333-130736) filed by the Company with the Securities and Exchange Commission, including the Base Prospectus, the Prospectus and the Disclosure Package (as such terms are defined in the Underwriting Agreement), (b) executed copy of the Underwriting Agreement and the Lock-up Agreement, (c) a copy of the bylaws of the Fund in effect on the date hereof, and (d) such records of the Board of the Fund as we have deemed necessary as the basis for the opinions rendered herein. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

In such examination, we have assumed the accuracy of all documents and information furnished to us, the genuineness of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies thereof, as well as the genuineness of all signatures on all such documents. For the purposes of the opinions expressed herein, we have assumed, with respect to all parties to agreements or instruments relevant hereto, that such other parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action by such other parties and have been duly executed and delivered by such other parties and that such agreements or instruments are the valid, binding and enforceable obligations of such other parties. We have also assumed that all documents, instruments and agreements examined by us to which you are parties have been duly authorized, executed and delivered by you in accordance with all laws applicable to you and constitute your legal, valid, binding and enforceable obligations.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Immediately prior to the Time of Delivery, such Selling Stockholder has a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to, and has good and valid beneficial ownership of, all of the Shares to be sold by such Selling Stockholder maintained in a securities account on the books of Computershare Limited, as transfer agent for the Company, free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement, and the Selling Stockholder has the requisite power to sell, assign, transfer and deliver the Shares to be delivered and sold by the Selling Stockholder at the Time of Delivery.

2. Assuming that (a) the Depositary Trust Company is a “clearing corporation” as defined in Section 8-102(a)(5) of the UCC, and (b) the Underwriters acquire their interest in the Shares they have purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), the Underwriters that have purchased Shares from such Selling Stockholder delivered on the date hereof to the Depositary Trust Company, made payment therefor pursuant to the Underwriting Agreement and have had such Shares credited to a securities account of the Underwriter maintained with the Depositary Trust Company, will have acquired a securities entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares, and no action based on an adverse claim may be successfully asserted against the Underwriters with respect to such security entitlement.

3. To our knowledge, based solely on a certificate of the Fund, the Selling Stockholder has not created any consensual lien or restrictions on transfer of any of the Shares to be delivered and sold by the Selling Stockholder pursuant to the Underwriting Agreement.

4. The execution, delivery and performance of the Underwriting Agreement and the Lock-Up Agreement by the Selling Stockholder and the consummation of the transactions contemplated therein (including the sale of the Shares to be sold by the Selling Stockholder) will not conflict with or result in a breach or violation of any term or provisions of, or constitute a default under, any material agreement or instrument known to us to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of any federal statute, rule or regulation and the performance of the Underwriting Agreement and Lock-Up Agreement by the Selling Stockholder and the consummation of the transactions contemplated therein (including the sale of the Shares to be sold by the Selling Stockholder) will not result in any violation of the provisions of the Conversion Legislation or the bylaws of the Selling Stockholder, nor will such action result in any violation of any Applicable Law or any order, rule or regulation of any court or Governmental Authority having jurisdiction over the Selling Stockholder or any of its properties.

For purposes of the foregoing opinion, the term “Governmental Authorities” means any New York or federal executive, legislative, judicial, administrative or regulatory body under Applicable Laws, and the term “Applicable Laws” means those laws, rules and regulations of the State of New York and the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the

Lock-Up Agreement (but without us having made any special investigation concerning any other laws, rules or regulations), provided the term “Applicable Laws” does not include (1) any federal securities or state securities or blue sky laws or (2) any anti-fraud laws.

In addition, the foregoing opinions are subject to the following assumptions, qualifications and exceptions:

A. When used in this opinion letter, the phrases “known to us” and “to our knowledge” mean the current actual knowledge of attorneys within our firm who are actively involved in representing the Fund in connection with the matters referred to herein.

B. We have made no independent investigations except as specifically set forth herein.

C. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

D. In rendering this opinion letter, we have relied upon the opinion of Manatt Phelps & Phillips LLP also furnished pursuant to Section 5(e) of the Underwriting Agreement, subject to the same qualifications, assumptions and limitations set forth therein and we have assumed the truthfulness of all matters set forth therein.

E. This opinion letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this opinion letter after the date hereof.

The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion letter of the laws of any other jurisdiction.

The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion letter of the laws of any other jurisdiction.

This opinion letter and the opinions contained herein are furnished by us as special counsel to the Fund in connection with the sale of the Shares and are solely for your benefit in connection with the sale of the Shares and may not be delivered to or relied upon in any manner by any other person or entity, or in connection with any other transaction or for any other purposes without our expressly written consent.

Very truly yours,

Exhibit D

FORM OF OPINION OF COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 3(l)

In connection with the sale by [Name of Seller] (the “Selling Stockholder”) of              shares (the “Shares”) of common stock, par value $0.01 per share, of Wellpoint, Inc., an Indiana corporation (the “Company”), pursuant to Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”), we, as counsel to the Selling Stockholder, have examined only the following:

(1) The representations and warranties (the “Fund Representations and Warranties”) of The New York Public Asset Fund (the “Fund”) contained in the Letter Agreement, dated September     , 2006, between The Goldman Sachs Group, Inc. and the Fund;

(2) A copy of a representation letter, dated                     , 200    , from the Selling Stockholder to [Name of Broker] relating to the sale of the Shares (the “Seller’s Representation Letter”); and

(3) A copy of a representation letter, dated                     , 200    , from [Name of Broker] to the Company relating to the sale of the Shares (the “Broker’s Representation Letter”).

Based solely on the foregoing, it is our opinion that registration of the Shares under the Securities Act is not required for the sale of the Shares by the Selling Stockholder in the manner contemplated by the Broker’s Representation Letter and that there is no requirement under the Securities Act to place a legend restricting resales under the Securities Act on the certificates representing the Shares in connection with the transfer of the Shares as contemplated by the Broker’s Representation Letter.

The foregoing opinion is limited to the Federal securities laws of the United States, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

In rendering the foregoing opinion, we have assumed, with your approval and without independent investigation, the truth and accuracy of the Fund Representations and Warranties and the representations made in the Seller’s Representation Letter and the Broker’s Representation Letter. We have also assumed that the signatures on all documents examined by us are genuine, an assumption which we have not independently verified.

This opinion is furnished to you by us as counsel to the Selling Stockholder, is solely for your benefit and may not be relied upon, or disclosed to, any other person without our prior written consent.

D-1